                                                                      Exhibit 23

Consent of Independent Accountants


We consent to the incorporation by reference in the Registration Statements of American International Group, Inc. on Forms S-3 and S-8 (No. 2-38768, No. 2-44043, No. 2-45346, No. 2-51498, No. 2-59317, No. 2-61858, No. 2-62760, No.
2-64336, No. 2-67600, No. 2-72058, No. 2-75874, No. 2-75875, No. 2-78291, No.
2-87005, No. 2-82989, No. 2-90756, No. 2-91945, No. 2-95589, No. 2-97439, No.
33-8495, No. 33-13874, No. 33- 18073, No. 33-25291, No. 33-41643, No. 33-48996,
No. 33-57250, No. 33-60327, No. 33-60827, No. 33-62821, No. 333-21365 and No.
333-48639) of our report dated February 10, 1998, on our audits of the consolidated financial statements and financial statement schedules of American International Group, Inc. and subsidiaries as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-K of American International Group, Inc. for the year 1997, and to the reference to our firm under the headings "Financial Statements" or "Experts" included in the Prospectuses.


                                                        COOPERS & LYBRAND L.L.P.



New York, New York
March 30, 1998.


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